EXHIBIT 24.1
               POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul F. Walsh, George W. Gresham and Steven F. Coleman, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the eFunds Corporation 2005 Deferred Compensation Plan the eFunds Corporation 2005 Special Supplemental Employment Inducement Award Plan and the eFunds Corporation Non-Employee Directors Deferred Compensation Program, and the deferred compensation obligations thereunder, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Date

/s/ Paul F. Walsh	July 19, 2005
Paul F. Walsh, Chairman and Chief
Executive Officer

/s/ George W. Gresham	July 20, 2005

George W. Gresham, Senior Vice President
and Chief Financial Officer

/s/ Richard J. Almeida	July 19, 2005
Richard J. Almeida, Director

/s/ John J. Boyle III	July 22, 2005
John J. (Jack) Boyle III, Director

/s/ Janet M. Clarke	July 20, 2005
Janet M. Clarke, Director

/s/ Richard J. Lehmann	July 19, 2005
Richard J. Lehmann, Director

/s/ Robert C. Nakasone	July 19, 2005
Robert C. Nakasone, Director

/s/ Sheila A. Penrose Sheila A. Penrose, Director	July 20, 2005

Hatim A. Tyabji, Director